Exhibit 10.12

                           ASSIGNMENT OF NET PROFITS
                           -------------------------
                                    INTEREST
                                    --------

KNOW ALL MEN BY THESE PRESENTS, THAT:

THIS ASSIGNMENT, dated as of the Effective Date as herein defined, is executed by Earth Sciences, Inc., a Colorado corporation, ESI Resources Limited, an Alberta corporation, and Earth Sciences Extraction Company, an Alberta limited partnership, whose mailing address is c/o Earth Sciences, Inc., 910 12th Street, Golden, Colorado 80401 (collectively, the "Assignor"), to Yankee Atomic Electric Company and Vermont Yankee Nuclear Power Corporation, jointly, whose mailing addresses are c/o Yankee Atomic Electric Company, 580 Main Street, Bolton, Massachusetts 01740 (collectively, the "Assignee"). Capitalized terms shall have the meaning set forth above and in Article VIII hereof.

                              ARTICLE I CONVEYANCE
                                        ----------

Assignor, for and in consideration of the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED and DELIVERED, and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN and DELIVER, the Net Profits Interest unto ASSIGNEE.

TO HAVE AND TO HOLD the Net Profits Interest, together with all and singular the rights and appurtenances thereunto, subject, however, to the terms and provisions of the Permitted Agreements and Burdens and this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Net Profits Interest unto the Assignee, its successors and assigns, against every person whomsoever, lawfully claiming or to claim the same or any part thereof, by, through or under the Assignor, but not otherwise.

                         ARTICLE II RECORDS AND REPORTS
                                    -------------------

2 01. Books and Records. The Assignor shall at all times maintain true and correct books and records sufficient to determine the Net Profits Interest, including, but not limited to, accounts to which Gross Revenues and Costs and Expenses are credited and charged and from which Net Income is determined. Such books and records shall be maintained in accordance with GAAP.

2.02. Inspections. The books and records referred to in Section 2.01 shall be open for inspection, copying and audit at the offices of ESI Resources Limited, 3077 Shepard Place S.E., Calgary, Alberta T2H 2H4 during normal business hours.

2.03. Annual Statements. Within ninety (90) days next following the close of each calendar year, Assignor shall deliver to the Assignee, together with any payment due under Section 3.01 below, a detailed statement showing the computation of Net Income attributable to such year, accompanied by a certificate of the chief financial officer of ESI stating that such statement has been prepared in accordance with this Agreement and that such person does not know of any inaccuracy therein. The statement will be accompanied by an audit report on Earth Science, Inc.'s year end financial statement prepared by Earth Science, Inc.'s independent certified public accountants.

2.04. Assignee's Exceptions to Annual Statements. If Assignee shall take exception to any item or items included in the annual statements rendered by Assignor, Assignee shall notify Assignor in writing within two (2) years after the receipt of thereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed, and with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such two year period, then the statements as originally rendered by Assignor shall be deemed to be correct as rendered.

                              ARTICLE III PAYMENT
                                          -------

3.01. Payment. On or before the last Business Day in the month of March in each year commencing in 1998, Assignor shall pay to Assignee (except as otherwise provided in Article VII) an amount equal to the Net Profits Interest for the prior calendar year or pro rata part thereof less Net Profits Taxes paid or payable by Assignor and/or its Affiliates or other Person on behalf of the Assignee. Such payment shall be accompanied by the statement and certificate required under Section 2.03 hereof. All payments shall be in U.S. dollars.

3.02. Interest on Past Due Payments. Any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest at the rate of 18% per annum, but not in excess of the maximum amount allowed by law.

3.03. Overpayment. If at any time Assignor inadvertently pays Assignee more than the amount due, Assignee shall not be obligated to return such overpayment, but the amount or amounts otherwise payable for any subsequent period or periods shall be reduced by such overpayment, without interest.

                      ARTICLE IV NON-LIABILITY OF ASSIGNEE
                                 -------------------------

In no event shall Assignee be liable or responsible in any way for any Costs and Expenses or other costs or liabilities incurred by Assignor in connection with the Facility.

                        ARTICLE V OPERATION OF FACILITY
                                  ---------------------

5.01. Prudency Standard. Assignor agrees that it will conduct or cause to be conducted, the development, maintenance and operation of the Facility with reasonable and prudent business judgment and in accordance with good practices.

5.02. Abandonment of Facility. Nothing herein contained shall obligate Assignor to continue to maintain or attempt to maintain the Facility when, in Assignor's sole opinion, the Facility is incapable of producing a profit to the Assignor.

5.03. Insurance. Assignor shall maintain, or cause to be maintained, insurance in such amounts and covering such risk as is usually carried by companies engaged in similar business and owning similar properties. All insurance required by this Section 5.03 shall be maintained with responsible and reputable insurance companies or associations, and may contain such deductibles as Assignor deems appropriate.

                             ARTICLE VI ASSIGNMENTS
                                        -----------

6.01. Assignment by Assignor. Assignor shall not have the right to assign, sell, transfer, convey, mortgage or pledge any interest in the Facility unless made expressly subject to the Net Profits Interest and the terms and provisions of this Conveyance.

6.02. Assignment by Assignee. Assignee has the right to assign the Net Profits Interest in whole or in part. However, no such assignment will affect the method of computing Net Income, and if more than one Person becomes entitled to participate in the Net Profits Interest, Assignor may withhold the furnishing of any information provided for in ARTICLE II from such other Person until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Net Profits Interest designating one Person who is to receive such information.

6.03. Change in Ownership. No change of ownership or right to receive payment of the Net Profits Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished to Assignor as above provided, the payment or tender of all sums payable on the Net Profits Interest may be made in the manner provided herein precisely as if no such change in interest ownership or right to receive payment has occurred. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

6.04. Rights of Mortgagee or Trustee. If the Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Net Profits Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent the mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon the Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by the Assignee, but the provisions of this Section 6.04 shall in no way be deemed or construed to impose upon the Assignor any obligation or liability undertaken by the Assignee under such mortgage or deed of trust or under the obligation secured thereby.

                         ARTICLE VII REPURCHASE OPTION
                                     -----------------

Assignor shall have the option to repurchase the Net Profits Interest from the Assignee or its successors and assigns at any time prior to the termination of the Net Profits Interest by paying the Assignee or its successors and assigns the sum of (a) $3,000,000 plus (b) an additional $50,000 for each January 1st following the date of this Conveyance. In addition, Assignor shall pay Assignee on March 30 of the calendar year following the year in which this repurchase option is exercised an amount equal to (a) the Net Profits for the preceding calendar year multiplied by (b) a fraction equal to the numeric equivalent of the month in which the repurchase option is exercised divided by 12.

Notwithstanding anything in this Article to the contrary, the Assignor shall never be required to pay Assignee and its successors and assigns more than $3,250,000 to repurchase the Net Profits Interest.

                            ARTICLE VIII DEFINITIONS
                                         -----------

The following words, terms or phrases have the following meaning when used in this Agreement:

"Affiliate" means as to any Person, any Person controlling, controlled by or under common control with such Person, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

"Assignee" means the Assignee while it owns an interest in the Net Profits Interest, and any other Person or Persons who subsequently acquire legal title to-all or any portion of the Net Profits Interest.

"Assignor" means the Assignor while it owns all or part of the Facility other than a royalty or profits interest, and any other Person or Persons who acquire all or any part of the Facility other than a royalty or profits interest.

"Business Day" means any day which is not a Saturday, Sunday or other day in which national banking institutions in the City of Denver, Colorado are closed as authorized or required by law.

"Conveyance" means this Assignment of Net Profits Interest.

"Costs and Expenses" means the sum of the following amounts related to the Facility determined in accordance with GAAP from and after the Effective Date (which shall be counted only once even though they may be covered by more than one of the subparagraphs or clauses of this definition):

(1) all actual cash expenditures and reasonable accruals by the Assignor or its Affiliates in connection with the operation of the Facility, including by way of example and not limitation, all costs for any materials, processing, production, haulage, storage, rentals, assessments, testing, selling, general and administrative costs directly relating to the Facility, supplies, materials and maintenance, all payments of any kind to Western Cooperative Fertilizers Limited, all taxes directly related to the Facility or the production therefrom except income taxes, all costs of employees utilized on or for the direct benefit of the Facility and operations thereof, including wages, plans of deferred compensation, other employee contributions, and all additional benefits such as insurance, retirement and services calculated on a cost (no profit and including only those bonuses that are reasonable and customary in the industry) basis to Assignor and/or its Affiliates, including appropriate overhead charges, all costs of professional consultants, accounting and legal services or independent contractors insofar as they relate directly to the Facility;
insurance; utilities, including power and water, and all other costs of the Assignor and/or its Affiliates in connection with the preservation and operation of the Facility;

(2) Production Taxes related to the Facility;

(3) any amounts paid or accrued by the Assignor and/or its Affiliates, whether as refund, interest or penalty, to a purchaser because the amount initially received by the Assignor and/or its Affiliates as sales price was more, or allegedly more, than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligations related to the Facility; and

(4) amounts paid by the Assignor and/or its Affiliates on and in accordance with any Permitted Agreements and Burdens, interest paid by the Assignor to third parties on indebtedness incurred in connection with the Facility and depreciation and amortization at a rate no greater than a straight line basis of or related to the Facility.

"Effective Date" means 12:01 a.m., Calgary time on the first day of the next succeeding month after exercise by ESI of the option described in the Option Agreement, dated as of 20, 1997 to which Earth Sciences, Inc. and Yankee are, among others, parties.

"Facility" means the Assignor's solvent extraction facility located in Calgary, Alberta, the legal description of which is as follows:

MERIDIAN 4 RANGE 29 TOWNSHIP 23
SECTION 16
THAT PORTION OF THE NORTHEAST QUARTER WHICH LIES TO THE SOUTH AND WEST OF THE ROADWAY ON PLAN 5170EZ AND TO THE SOUTH AND EAST OF THE LAND COMPRISED WITHIN 6460AR CONTAINING 53.7 HECTARES (132.67 ACRES) MORE OR LESS EXCEPTING THE STREET WIDENING ON PLAN 8311428 CONTAINING 0.164 HECTARES (0.41 ACRES) MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS; and
PLAN 6460AR
BLOCK "X" AND BLOCK "Y"
EXCEPTING OUT OF SAID BLOCK "Y" THE RIGHT OF WAY ON PLAN RW543 CONTAINING 0.526 HECTARES (1.30 ACRES) MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS AND THE RIGHT TO WORK THE SAME.

"GAAP" means generally accepted accounting principles.

"Gross Revenues" means the sum of the following amounts determined in accordance with GAAP from and after the Effective Date (which items shall be counted only once even though they may be covered by more than one of the subparagraphs or clauses of this definition):

(1) An amount equal to all sales of products from the Facility after the Effective Date recognized under GAAP by the Assignor and/or its Affiliates;

(2) The income from all insurance less costs of collection, judgments and claims (including settlements thereof), recognized by the Assignor and/or its Affiliates involving the Facility to the extent such income is not actually used or committed for use in repairing, rebuilding or replacing any property, the loss, damage, taking or condemning of which gave rise to such judgment or claim; and

(3) All other monies and things of value recognized as income by the Assignor and/or its Affiliates by virtue of the ownership of the Facility, except that the income from the sale by the Assignor and/or its Affiliates of any interest in the Facility shall not be included inGross Revenues in the event that the Assignor and/or its Affiliates should hereafter sell any part of its interest in the Facility subject to the Net Profits Interest herein assigned.

"Net Income" for any period means the excess of Gross Revenues recognized during such period over the Costs and Expenses recognized during such period.

"Net Loss " at any calendar year end date means an amount equal to the excess of Costs and Expenses over Gross Revenues for such period. Net Loss will not carry forward or carry back.

"Net Profits Interest" means 10% of the Net Income.

"Net Profits Taxes" means all windfall profit taxes, state severance taxes, excise taxes, ad valorem taxes, income taxes and all other taxes or governmental charges which are attributable to the Net Profits Interest, to Net Income derived by the Assignee therefrom, or to both and as to which the Assignor and/or its Affiliates is required to withhold and pay over or otherwise account to any taxing authority.

"Non-Affiliate" means, as to the party specified, any Person who is not an Affiliate of such party.

"Permitted Agreements and Burdens" means all agreements, whenever entered into, relating to the borrowing of monies for use at or in connection with the Facility; and, if consented to by the Assignee, all other agreements entered into after the Effective Date.

"Person" means any individual, corporation, partnership, trust, estate or other entity or organization.

"Production Taxes" means (a) all windfall profit taxes, state, provincial and local severance taxes and all other taxes, excluding income taxes, and (b) all ad valorem taxes and other taxes, excluding income taxes, imposed on the Facility or Assignor and/or its Affiliates' interest therein.

                            ARTICLE IX MISCELLANEOUS
                                       -------------

9.01. Term. This Conveyance shall remain in force and effect until the earliest of (i) the tenth anniversary following the Effective Date; (ii) payment by the Assignor of a total of $4,850,000 pursuant to the terms hereof or by prepayment; or (iii) the date on which the repurchase option described herein is exercised.

9.02. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor and Assignor agree to execute and deliver the same. Also, if any other or additional instruments are required in connection herewith in order to comply with applicable laws or regulations, Assignor and Assignee will execute and deliver the same.

9.03. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States mails directed, or if personally delivered or telecopied, to the party to whom the same is directed or to be furnished or made at the respective address, as follows:

ASSIGNOR:

         c/o Earth Sciences, Inc.
         910 12th Street
         Golden, CO 80401
         Tel. No. (303) 279-7641
         Fax No. (303) 279-1180

ASSIGNEE:
         c/o Yankee Atomic Electric Company
         580 Main Street
         Bolton, Massachusetts 01740
         Tel. No. (508) 779-6711
         Fax No. (508) 568-3703

Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

9.04. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

9.05. Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of Colorado.

9.06. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

9.07. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Facility or any part thereof or interest therein.

9.08. Counterpart Execution. This Conveyance is being executed in multiple original counterparts, all of which are identical. Every counterpart of this Conveyance shall be deemed to be an original for all purposes and all such counterparts together shall constitute one and the same Conveyance.

IN WITNESS WHEREOF, the parties have caused this Conveyance to be executed in their respective names and their corporate seals to be affixed hereto and attested by their proper signatory officers thereunto authorized, in multiple originals, as of the Effective Date.

Earth Sciences, Inc.

By  /s/ Mark H. McKinnies
-----------------------------------
President

ESI Resources Limited

By  /s/ Mark H. McKinnies
-----------------------------------
President

Earth Sciences Extraction Company
by ESI Resources Limited, general partner

By  /s/ Mark H. McKinnies
-----------------------------------
President

Yankee Atomic Electric Company

By  /s/ Thomas W. Bennett Jr.
-----------------------------------
Authorized Officer
Chief Financial Officer

Vermont Yankee Nuclear Power Corporation

By Ross P. Barkhurst
-----------------------------------
Authorized Officer
President

STATE OF COLORADO    )
                           ) ss.
COUNTY OF JEFFERSON  )

The foregoing instrument was acknowledged before me this 20th day of October , 1997, by Mark H. McKinnies as President of Earth Sciences, Inc.

Witness my hand and official seal.

My Commission Expires:  12/14/2000
                                          /s/ Christy L Zapp
                                          --------------------------------------
                                          Notary Public
                                          Name: Christy L Zapp
                                          Address: 11957 W. 71st Dr. Arvada, CO

         STATE OF COLORADO          )
                                      ) ss.
         COUNTY OF JEFFERSON        )

The foregoing instrument was acknowledged before me this 20th day of October, 1997, by Mark H. McKinnies as President of ESI Resources Limited on its own behalf and as general partner of Earth Sciences Extraction Company.

Witness my hand and official seal.

My Commission Expires:  12/14/2000
                                          /s/ Christy L Zapp
                                          --------------------------------------
                                          Notary Public
                                          Name: Christy L Zapp
                                          Address: 11957 W. 71st Dr. Arvada, CO



COMMONWEALTH OF MASSACHUSETTS )
                                 ) ss.
COUNTY OF WORCESTER           )

The foregoing instrument was acknowledged before me this 24th day of October, 1997, by Thomas W. Bennett Jr., as Chief financial Officer of Yankee Atomic Electric Company.

Witness my hand and official seal.

My Commission Expires:  8/28/2003
                                          /s/ Maureen E. Maynard
                                          --------------------------------------
                                          Notary Public
                                          Name: Maureen E. Maynard
                                          Address: 10 Winward Drive,
                                                   Oxford, MA  01540


STATE OF VERMONT   )
                     ) ss.
COUNTY OF WINDHAM  )

The foregoing instrument was acknowledged before me this 28th day of October, 1997 by Ross P. Barkhurst, as President of Vermont Yankee Nuclear Power Corporation.

         Witness my hand and official seal.
         My Commission Expires:  2/10/99

                                              /s/  Judith A. Harris
                                             -----------------------------------
                                             Notary Public
                                             Name: Judith A. Harris
                                             Address: 228 MHP W. Brattleboro,
                                                      VT   05301